UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 4, 2007 (September 30, 2007)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 30, 2007, Vineyard National Bancorp (the "Company") and its wholly-owned subsidiary Vineyard Bank, N.A. (the "Bank") issued revised Change of Control Agreements (the "Agreements") to Gordon Fong, Chief Financial Officer; Richard Hagan, Chief Credit Officer; and Donald Pelgrim, Chief Administrative Officer.

The following modifications have been made to the Agreements, which have an effective date of September 30, 2007, in order to better align the Company’s Agreements with its peers: (1) the definition of a change of control event has been revised and clarified; (2) the occurrence of one or more triggering events is required before severance benefits may be paid and before the vesting of restricted shares and stock option may be accelerated; (3) the tax implications of “parachute payments” within the meaning of Section 280 G of the Internal Revenue Code of 1986 are clarified; and (4) a part of the change of control payment calculation has been changed from “the average of the two most recent annual incentive bonuses” to “two times the average of the two most recent annual incentive bonuses”.

The foregoing summary of the modifications to the Agreements is subject to, and qualified in its entirety by the Agreements, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibit is included with this Report:

   Exhibit 10.1 Form of Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: October 4, 2007	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer